UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

HOLLY ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2828 N. Harwood St., Suite 1300 Dallas, TX	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Limited Partner Units	HEP	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 28, 2023, Holly Energy Partners, L.P., a Delaware limited partnership (“HEP” or the “Partnership”), held a virtual-only special meeting of its unitholders (the “HEP Special Meeting”) to vote on the proposals identified in the joint proxy statement/prospectus of HEP and HF Sinclair Corporation (“HF Sinclair”), prepared in connection with the Merger Agreement (as defined below), filed with the U.S. Securities and Exchange Commission as a prospectus pursuant to Rule 424(b)(3) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by HF Sinclair, and as a definitive proxy statement on Form DEFM14A pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by HEP, on October 26, 2023, which was first mailed to stockholders of HF Sinclair and unitholders of HEP on or about October 26, 2023.

As of the close of business on October 23, 2023, the record date for the HEP Special Meeting (the “HEP Record Date”), 126,440,201 common units representing a limited partner interest in HEP (each, an “HEP Common Unit”), were issued and outstanding and entitled to vote at the HEP Special Meeting. Holders of HEP Common Units were entitled to one vote per HEP Common Unit held as of the close of business on the HEP Record Date. A summary of the matters voted upon by the unitholders and the final voting results for each such matter are set forth below.

1.

Proposal 1 - The Merger Proposal: To approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 15, 2023, by and among HF Sinclair, Navajo Pipeline Co., L.P., Holly Apple Holdings LLC (“Merger Sub”), HEP Logistics Holdings, L.P., Holly Logistic Services, L.L.C. and HEP, as the same may be amended or supplemented from time to time, and the transactions contemplated thereby, including the merger of Merger Sub with and into HEP, with HEP surviving as an indirect, wholly owned subsidiary of HF Sinclair (the “Merger Proposal”).

The Merger Proposal was approved by the requisite vote as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
107,222,089	345,251	35,468	0

2.

Proposal 2 - The HEP Adjournment Proposal: To approve the adjournment of the HEP Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the HEP Special Meeting to approve the Merger Proposal (the “HEP Adjournment Proposal”).

Although the HEP Adjournment Proposal was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the HEP Special Meeting to approve the Merger Proposal, it was approved by the requisite vote as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
107,235,542	309,484	57,782	0

No other matters were submitted for unitholder action at the HEP Special Meeting.

Item 7.01	Regulation FD Disclosure.

On November 28, 2023, HEP and HF Sinclair issued a joint press release announcing, among other things, the adoption of the proposal to approve the issuance of shares of HF Sinclair common stock, par value $0.01 per share, pursuant to the Merger Agreement (the “HF Sinclair Stock Issuance Proposal”) by HF Sinclair’s stockholders at the special meeting of HF Sinclair’s stockholders and the adoption of the Merger Proposal by HEP’s unitholders at the HEP Special Meeting. The press release is furnished as Exhibit 99.1.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act except as shall be expressly set forth by specific reference to such filing.

Item 8.01	Other Events.

With the approval of the Merger Proposal and the HF Sinclair Stock Issuance Proposal, the Partnership expects the closing of the merger transactions between HEP and HF Sinclair to occur on December 1, 2023, subject to the satisfaction or waiver of the remaining conditions to close.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

99.1	Joint Press Release of HF Sinclair Corporation and Holly Energy Partners, L.P., dated November 28, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By: HEP LOGISTICS HOLDINGS, L.P.
its General Partner

By: HOLLY LOGISTIC SERVICES, L.L.C.
its General Partner

Date: November 28, 2023	By:	/s/ John Harrison
	Name:	John Harrison
	Title:	Senior Vice President,
Chief Financial Officer and Treasurer